Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to Section  906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Rio Holdings, Inc., hereby certifies that, to my knowledge, on the date hereof:

1.
The quarterly report on Form 10-Q of Rio Holdings, Inc. for the three months ended September 30, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section  13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rio Holdings, Inc.

Date: November 23, 2009	/s/ MICHAEL L. WILFLEY
Michael L. Wilfley
Chief Executive Officer, Chief Financial Officer, President and Treasurer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section  1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section  18 of the Exchange Act or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.